Exhibit 99.1

EXECUTION VERSION

DUKE ENERGY CORPORATION

UNDERWRITING AGREEMENT

For Purchase of 9,250,000 Shares of
Common Stock of the Corporation

March 1, 2016

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

c/o BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

Ladies and Gentlemen:

1.         Introductory.  DUKE ENERGY CORPORATION, a Delaware corporation (the “Corporation”), and Barclays Capital Inc., in its capacity as agent and an affiliate of the Forward Purchaser (as defined below) (the “Forward Seller”), at the request of the Corporation in connection with the Forward Sale Agreement (as defined below), confirm their respective agreements with you and each of the several Underwriters listed in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), with respect to (a) subject to Section 11 hereof, the sale by the Forward Seller and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 9,250,000 shares of common stock, par value $0.001 per share, of the Corporation (such common stock, the “Common Stock” and such shares of Common Stock, the “Borrowed Underwritten Shares”) and (b) the grant by the Corporation to the Underwriters, acting severally and not jointly, of the option described in Section 4 hereof to purchase all or any portion of an additional 1,387,500 shares of Common Stock (the “Borrowed Option Shares”). The Corporation understands that the several Underwriters propose to offer the Shares (as defined below) for sale upon the terms and conditions contemplated by (i) this Agreement and (ii) the Base Prospectus, the Preliminary Prospectus (each, as defined in Section 2 hereof), any Permitted Free Writing Prospectus (as defined in Section 7 hereof) issued at or prior to the Applicable Time (as defined below) and the information included on Schedule II hereto (such documents and information referred to in this subclause (ii) are collectively referred to as the “Pricing Disclosure Package”).

The Borrowed Underwritten Shares and the Corporation Top-Up Underwritten Shares (as defined in Section 11 hereof) are herein referred to collectively as the “Underwritten Shares.” The Borrowed Option Shares and the Corporation Top-Up Option Shares (as defined in

Section 11 hereof) are herein referred to collectively as the “Option Shares.” The Corporation Top-Up Underwritten Shares and the Corporation Top-Up Option Shares are herein referred to collectively as the “Corporation Shares.” The Borrowed Underwritten Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Underwritten Shares and the Option Shares are herein referred to collectively as the “Shares.”

As used herein, “Forward Sale Agreement” means the letter agreement dated the date hereof between the Corporation and Barclays Bank PLC (the “Forward Purchaser”) relating to the forward sale by the Corporation, subject to the Corporation’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement), of a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares sold by the Forward Seller pursuant to this Agreement, and the term “Additional Forward Sale Agreement” has the meaning set forth in Section 4 hereof.

2.         Representations and Warranties of the Corporation.  The Corporation represents and warrants to, and agrees with, the several Underwriters, the Forward Purchaser and the Forward Seller that:

(a)                           Registration statement (No. 333-191462), including a prospectus, relating to the Shares and certain other securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, became effective upon filing with the Commission pursuant to Rule 462 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission (if prepared, any preliminary prospectus supplement specifically relating to the Shares immediately prior to the Applicable Time included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations being hereinafter called a “Preliminary Prospectus”); the term “Registration Statement” means the registration statement as deemed revised pursuant to Rule 430B(f)(1) of the 1933 Act Regulations on the date of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act, as such section applies to the Corporation and the Underwriters for the Shares pursuant to Rule 430B(f)(2) of the 1933 Act Regulations (the “Effective Date”), including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the Registration Statement at the time such part of the Registration Statement became effective; the term “Base Prospectus” means the prospectus filed with the Commission on the date hereof by the Corporation; and the term “Prospectus” means the Base Prospectus together with the prospectus supplement specifically relating to the Shares prepared in accordance with the provisions of Rule 430B and promptly filed after execution and delivery of this Agreement pursuant to Rule 430B or Rule 424(b) of the 1933 Act Regulations; any information included in such Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be a part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information;” and any reference herein to any Registration Statement,

Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein prior to the date hereof; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  For purposes of this Agreement, the term “Applicable Time” means 5:00 p.m. (New York City time) on the date hereof.

(b)                           The Registration Statement, any Permitted Free Writing Prospectus specified on Schedule III hereto, any Preliminary Prospectus and the Prospectus, conform, and any amendments or supplements thereto will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, and (A) the Registration Statement, as of the Effective Date, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, and at each Time of Delivery (as defined in Section 6 hereof), did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) (i) the Pricing Disclosure Package, as of the Applicable Time, did not, (ii) the Prospectus and any amendment or supplement thereto, as of their dates, will not, and (iii) the Prospectus as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Corporation makes no warranty or representation to the Underwriters, the Forward Purchaser or the Forward Seller with respect to any statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation by the Representatives on behalf of the Underwriters, the Forward Purchaser or Forward Seller specifically for use in the Registration Statement, any Permitted Free Writing Prospectus, any Preliminary Prospectus or the Prospectus.  Any electronic roadshow or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Corporation, as of the Applicable Time, when considered together with the Pricing Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the Corporation makes no warranty or representation to the Underwriters, the Forward Purchaser or the Forward Seller with respect to any statements or omissions made in reliance upon an in conformity with written information furnished to the Corporation by the Representatives on behalf of the Underwriters, the Forward Purchaser or Forward Seller specifically for use in any such roadshow or other written communication.

(c)                            Any Permitted Free Writing Prospectus specified on Schedule III hereto and any electronic roadshow or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Corporation, as of its respective issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Corporation notified or notifies the Underwriters and the Forward Seller as described in Section 7(e) hereof did not, does not and will not include any information that conflicts with the information (not superseded or modified as of the Effective Date) contained in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(d)                           At the earliest time the Corporation or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Corporation was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.  The Corporation is, and was at the time of the initial filing of the Registration Statement, eligible to use Form S-3 under the 1933 Act.

(e)                            The documents and interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time they were filed or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the Applicable Time and (c) at each Time of Delivery did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                             The compliance by the Corporation with all of the provisions of this Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, has been duly authorized by all necessary corporate action and the consummation of the transactions herein or therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries (as hereinafter defined) is a party or by which any of them or their respective property is bound or to which any of their properties or assets is subject that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the amended and restated Certificate of Incorporation (the “Certificate of Incorporation”), the amended and restated By-Laws (the “By-Laws”) of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective properties that would have a material adverse effect on the business, financial condition or results of operations of the Corporation and its subsidiaries, taken as a whole.

(g)                            No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the

Corporation of the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement, except for the approval of the North Carolina Utilities Commission, which has been received as of the date of this Agreement, and the registration under the 1933 Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Seller and the Forward Purchaser.

(h)                           This Agreement has been duly authorized, executed and delivered by the Corporation.

(i)                               The Forward Sale Agreement has been, and the Additional Forward Sale Agreement, if any, will be, duly authorized, executed and delivered by the Corporation.

(j)                              Each of Duke Energy Carolinas, LLC, a North Carolina limited liability company, Duke Energy Indiana, LLC (f/k/a Duke Energy Indiana, Inc.), an Indiana limited liability company, Progress Energy, Inc., a North Carolina corporation, Duke Energy Progress, LLC (f/k/a Duke Energy Progress, Inc.), a North Carolina limited liability company, and Duke Energy Florida, LLC (f/k/a Duke Energy Florida, Inc.), a Florida limited liability company, is a “significant subsidiary” of the Corporation within the meaning of Rule 405 of the 1933 Act Regulations (herein collectively referred to, along with Duke Energy Ohio, Inc., an Ohio corporation, as the “Principal Subsidiaries”).

(k)                           The Corporation Shares, if any, to be issued and sold by the Corporation hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Corporation pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable; no holder of the Corporation Shares issued hereunder will be subject to personal liability by reason of being such a holder; and the issuance of the Corporation Shares is not subject to the preemptive or other similar rights of any security holder of the Corporation. The Shares will conform in all material respects to the description thereof (i) in the Base Prospectus under the caption “Description of Capital Stock” and (ii) in the Pricing Disclosure Package and the Prospectus under the caption “Description of Common Stock”.  A number of shares of Common Stock equal to two times the aggregate Full Number of Shares (as such term is defined in the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable) have been duly authorized and reserved for issuance under the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable, and, when issued and delivered by the Corporation to the Forward Purchaser pursuant to the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, against payment of any consideration required to be paid by the Forward Purchaser pursuant to the terms of such Forward Sale Agreement or Additional Forward Sale Agreement, as applicable, will be validly issued, fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or similar rights of any security holder of the Corporation.

(l)                               Any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument set forth on Schedule IV hereto or filed or incorporated by reference as an exhibit to the Registration Statement or the Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2015 or any subsequent Quarterly Report on Form 10-Q of the Corporation or Current Report on Form 8-K of the Corporation, except to the extent that such agreement is no longer in effect or to the extent that neither the Corporation nor any subsidiary of the Corporation is currently a party to such agreement, are all indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments that are material to the Corporation.

(m)                       The Corporation is not required to be qualified as a foreign corporation to transact business in Indiana, North Carolina, Ohio, South Carolina and Florida.

(n)                           The pro forma financial statements of the Corporation and its subsidiaries and the related notes thereto incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein.

3.         Representations and Warranties of the Forward Seller. The Forward Seller represents and warrants to, and agrees with, each Underwriter and the Company that:

(a)                           This Agreement has been duly authorized, executed and delivered by the Forward Seller and, at each Time of Delivery, such Forward Seller will have full right, power and authority to sell, transfer and deliver the Borrowed Underwritten Shares or the Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder.

(b)                           The Forward Sale Agreement has been, and the Additional Forward Sale Agreement, if any, will be, duly authorized, executed and delivered by the Forward Purchaser and constitutes or will constitute, as applicable, a valid and binding agreement of such Forward Purchaser, enforceable against such Forward Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c)                            The Forward Seller will, at each Time of Delivery, have the free and unqualified right to transfer any Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, to the extent that it is required to transfer such Borrowed Shares hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind; and upon delivery of such Borrowed Shares and payment of the purchase price therefor as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Shares purchased by it from the

Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

(d)                           The Forward Seller represents and warrants to, and agrees with, each Underwriter that it is acting solely as an agent for the Forward Purchaser in connection with the transactions contemplated hereby.

4.         Purchase and Sale.

(a)                           Subject to the terms and conditions herein set forth (i) each of the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Corporation (with respect to any Corporation Top-Up Underwritten Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Forward Seller (with respect to the Borrowed Underwritten Shares) and the Corporation (with respect to any Corporation Top-Up Underwritten Shares), at a purchase price per share of $69.84, the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Shares as provided below, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Corporation (with respect to any Corporation Top-Up Option Shares), severally and not jointly, agrees to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Forward Seller (with respect to any Borrowed Option Shares) and the Corporation (with respect to any Corporation Top-Up Option Shares), as applicable, at the purchase price per share set forth in this Section 4 (less an amount per share equal to any dividends or distributions declared by the Corporation and payable on the Underwritten Shares but not payable on the Option Shares), the number of Option Shares that bears the same ratio to the aggregate number of Option Shares being purchased on the Option Time of Delivery (as defined in Section 6 hereof) as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

(b)                           The Corporation hereby grants to the Underwriters the right to purchase at their election up to 1,387,500 Option Shares, at the purchase price per share set forth in the paragraph above. Any such election to purchase Option Shares may be exercised in whole or in part at one time only by written notice from the Representatives to the Corporation, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Option Shares as to which the Underwriters are then exercising the option and the time and date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 6 hereof) or, unless the Representatives and the Corporation otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.  The Corporation shall, within one business day after such notice is given, execute and deliver to the Forward Seller an additional letter agreement substantially in the form attached hereto as Schedule V between the Corporation and the Forward Purchaser (the “Additional Forward Sale Agreement”) providing for the forward sale by the Corporation, subject to the Corporation’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Forward Sale Agreement), of a number of shares of Common Stock equal to the aggregate number of Option Shares being purchased by the Underwriters from the Forward Seller pursuant to the exercise of such option. Upon the Corporation’s execution and delivery to the Forward Seller of such Additional Forward Sale Agreement, the Forward Purchaser shall promptly execute and deliver such Additional Forward Sale Agreement to the Corporation, and upon such execution and delivery to the Corporation, on the basis of the representations, warranties and agreements set forth herein, and subject to the conditions set forth herein, each of the Forward Seller (with respect to any Borrowed Option Shares) and the Corporation (with respect to any Corporation Top-Up Option Shares), severally and not jointly, hereby agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the purchase price per share set forth in this Section 4.

(c)                            If (i) any of the representations and warranties of the Corporation contained in Section 2 hereof or any certificate delivered by the Corporation pursuant hereto are not true and correct as of the First Time of Delivery as if made as of the First Time of Delivery, (ii) the Corporation has not performed in all material respects all of the obligations required to be performed by it under this Agreement on or prior to the First Time of Delivery, (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the First Time of Delivery, (iv) this Agreement shall have been terminated on or prior to the First Time of Delivery, or (v) the Corporation has not delivered to the Forward Purchaser an opinion of counsel pursuant to Section 4(a)(vii) of the Forward Sale Agreement, on or prior to the First Time of Delivery (clauses (i) through (v), together, the “Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the First Time of Delivery the Borrowed Underwritten Shares. In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Underwritten Shares, or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, Forward Seller shall only be required to deliver for sale to the Underwriters on the First Time of Delivery the aggregate number of shares of Common Stock that Forward Seller is able to so borrow at or below such cost.

(d)                           If the Corporation has entered into an Additional Forward Sale Agreement with the Forward Purchaser pursuant to Section 4(b) hereof, and (i) any of the representations and warranties of the Corporation contained in Section 2 hereof or any certificate delivered pursuant hereto are not true and correct in all material respects as of the Option Time of Delivery, (ii) the Corporation has not performed all of the additional obligations required to be performed by it under this Agreement on or prior to the Option Time of Delivery, (iii) any of the conditions set forth in Section 8 hereof have not been satisfied on or prior to the Option Time of Delivery, (iv) this Agreement shall have been terminated on or prior to the Option Time of Delivery, or (v) the Corporation has not delivered to the Forward Purchaser an opinion of counsel pursuant to Section 4(a)(vii) of such Additional Forward Sale Agreement, on or prior to the Option Time of Delivery (clauses (i) through (v), together, the “Additional Conditions”), then the Forward Seller, in its sole discretion, may elect not to borrow and deliver for sale to the Underwriters on the Option Time of Delivery the Borrowed Option Shares. In addition, in the event that, in the Forward Purchaser’s commercially reasonable judgment, (A) the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of Borrowed Option Shares, or (B) the Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, the Forward Seller shall only be required to deliver for sale to the Underwriters on the Option Time of Delivery the aggregate number of shares of Common Stock that such Forward Seller is able to so borrow at or below such cost.

(e)                            If (i) the Forward Seller elects, pursuant to Section 4(c) hereof, not to borrow and deliver for sale to the Underwriters on the First Time of Delivery the total number of Borrowed Underwritten Shares, or (ii) the Forward Purchaser has entered into an Additional Forward Sale Agreement with the Corporation pursuant to Section 4(b) hereof and the Forward Seller elects, pursuant to Section 4(d) hereof, not to borrow and deliver for sale to the Underwriters on the Option Time of Delivery the total number of Borrowed Option Shares for the Option Time of Delivery, in either case, the Forward Seller will use its best efforts to notify the Corporation no later than 5:00 p.m., New York City time, on the second business day prior to the First Time of Delivery or the Option Time of Delivery, as the case may be.

5.         Offering by the Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Pricing Disclosure Package and the Prospectus.  The Corporation acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

6.         Payment and Delivery.

(a)                           Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Forward Seller (with respect to any Borrowed Shares) and the Corporation (with respect to any Corporation Shares) in connection with a closing (i) in the case of the Underwritten Shares, at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, NY 10166, at 10:00 a.m., New York City time, on March 7, 2016, or at such other time or place on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives, the Forward Seller and the Corporation may agree upon in writing or (ii) in the case of any Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “First Time of Delivery,” and the time and date for such payment for the Option Shares, if not the First Time of Delivery, is herein called the

“Option Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                           Payment for the Shares to be purchased on the First Time of Delivery or the Option Time of Delivery, if any, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such Time of Delivery, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Corporation (with respect to any Corporation Shares). Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 p.m., New York City time, on the Business Day prior to the First Time of Delivery or the Option Time of Delivery, as the case may be.

(c)                            The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto shall be delivered at the offices of Hunton & Williams LLP, 200 Park Avenue, 52nd Floor, New York, NY 10166, or at such other place as shall be mutually agreed upon by you and the Corporation. For the purposes of this Section 6, “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close.

7.         Covenants of the Corporation.  The Corporation covenants and agrees with the several Underwriters, the Forward Purchaser and the Forward Seller that:

(a)                           The Corporation will cause any Preliminary Prospectus and the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) of the 1933 Act Regulations, and advise the Underwriters and the Forward Seller promptly of the filing of any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(b)                           If at any time when a prospectus relating to the Shares (or the notice referred to in Rule 173(a) of the 1933 Act Regulations) is required to be delivered under the 1933 Act any event occurs as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Pricing Disclosure Package or the Prospectus to comply with the 1933 Act, the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

(c)                            The Corporation, during the period when a prospectus relating to the Shares is required to be delivered under the 1933 Act, will timely file all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

(d)                           Without the prior consent of the Underwriters and the Forward Seller, the Corporation has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations, other than a Permitted Free Writing Prospectus; each Underwriter and the Forward Seller, severally and not jointly, represents and agrees that, without the prior consent of the Corporation, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the 1933 Act Regulations, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Corporation pursuant to Rule 433 of the 1933 Act Regulations (“Rule 433”); any such free writing prospectus, the use of which has been consented to by the Corporation and the Underwriters and the Forward Seller, is listed on Schedule III hereto and herein is called a “Permitted Free Writing Prospectus.”  The Corporation represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(e)                            The Corporation agrees that if at any time following the issuance of a Permitted Free Writing Prospectus or any electronic roadshow or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Corporation, any event occurs as a result of which such Permitted Free Writing Prospectus or such electronic roadshow or other written communication would conflict with the information (not superseded or modified as of the Effective Date) in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Corporation will give prompt notice thereof to the Underwriters and the Forward Seller and, if requested by the Underwriters and the Forward Seller, will prepare and furnish without charge to each Underwriter and the Forward Seller a free writing prospectus or other document, the use of which has been consented to by the Underwriters, which will correct such conflict, statement or omission.

(f)                             The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Rule 158 under the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation’s fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation’s fiscal quarter next following the date of this Agreement.

(g)                            The Corporation will furnish to you, without charge, copies of the Registration Statement (four of which will include all exhibits other than those incorporated by reference), the Pricing Disclosure Package and the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

(h)                           The Corporation will arrange or cooperate in arrangements, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Corporation shall not be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

(i)                               The Corporation will pay all expenses incident to the performance of its obligations under this Agreement and the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, including (i) the printing and filing of the Registration Statement and the printing of this Agreement and any Blue Sky Survey, (ii) the preparation and printing of certificates for the Shares, (iii) the issuance and delivery of the Shares as specified herein, (iv) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Shares under the securities laws of any jurisdiction in accordance with the provisions of Section 7(h) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $5,000, (v) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration Statement and any amendments thereto, of any Preliminary Prospectus, of the Prospectus, of any Permitted Free Writing Prospectus and any amendments or supplements thereto, (vi) any fees and expenses in connection with the listing of the Shares on the New York Stock Exchange, (vii) any filing fee required by the Financial Industry Regulatory Authority, Inc., (viii) the costs of any depository arrangements for the Shares with DTC or any successor depositary and (ix) the costs and expenses of the Corporation relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Corporation, travel and lodging expenses of the Underwriters and officers of the Corporation and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided, however, the Underwriters shall reimburse a portion of the costs and expenses referred to in this clause (ix).

(j)                              During a period of 60 days from the date of the Prospectus, the Corporation will not, without the prior written consent of the Representatives, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer, dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any Shares, whether any such swap or transaction is to be settled by delivery of Shares or other securities, in cash or otherwise; provided, however, that the foregoing shall not apply to any securities or options to purchase any securities granted or sold pursuant to any employee or director compensation plans of the Corporation or employee or other investment plans of the Corporation in effect on the date of this Agreement.

(k)                           The Corporation will use its best efforts to maintain the listing of the Shares on the New York Stock Exchange.  Additionally, the Corporation will use its best efforts to list on the New York Stock Exchange, upon issuance by the Corporation, (i) the Corporation Shares to be issued and sold by the Corporation hereunder, if any, and (ii) the shares of Common Stock (if any) to be issued to the Forward Purchaser pursuant to the Forward Sale Agreement and the Additional Forward Sale Agreement, if any (whether pursuant to Physical Settlement, Net Share Settlement (as such terms are defined in the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable), the provisions of Section 9 (“Acceleration Events”) of the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable, or otherwise).

8.         Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Underwritten Shares on the First Time of Delivery or the Option Shares on the Option Time of Delivery, and the obligations of the Forward Seller to deliver and sell the Borrowed Underwritten Shares on the First Time of Delivery or the Borrowed Option Shares on the Option Time of Delivery, as the case may be, are subject to the accuracy of the representations and warranties on the part of the Corporation herein, to the accuracy of the statements of officers of the Corporation made pursuant to the provisions hereof, to the performance by the Corporation of its obligations hereunder and to the following additional conditions precedent:

(a)                           The Prospectus shall have been filed by the Corporation with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for filing by the 1933 Act Regulations and in accordance herewith and any Permitted Free Writing Prospectus shall have been filed by the Corporation with the Commission within the applicable time periods prescribed for such filings by, and otherwise in compliance with, Rule 433.

(b)                           On or after the Applicable Time and prior to such Time of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act shall have been instituted or, to the knowledge of the Corporation or you, shall be threatened by the Commission.

(c)                            On or after the Applicable Time and prior to such Time of Delivery, the rating assigned by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services or Fitch Ratings, Inc. (or any of their successors) to any debt securities or preferred stock of the Corporation as of the date of this Agreement shall not have been lowered.

(d)                           Since the respective most recent dates as of which information is given in the Pricing Disclosure Package and the Prospectus and up to such Time of Delivery, there shall not have been any material adverse change in the condition of the Corporation, financial or otherwise, except as reflected in or contemplated by the Pricing Disclosure Package and the Prospectus, and, since such dates and up to such Time of Delivery, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Pricing Disclosure Package and the Prospectus and transactions in the ordinary course of business, the effect of which in your reasonable judgment is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Pricing Disclosure Package and the Prospectus.

(e)                            The Representatives, the Forward Purchaser and the Forward Seller, shall have received an opinion of Robert T. Lucas III, Esq., Deputy General Counsel of Duke Energy Business Services, LLC, a service company subsidiary of the Corporation, dated such Time of Delivery, to the effect that:

(i)                                           Each of the Principal Subsidiaries, other than each of Duke Energy Carolinas, LLC, Duke Energy Florida, LLC and Duke Energy Progress, LLC, has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation and has the respective corporate power and authority and foreign qualifications necessary to own its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.  Each of Duke Energy Carolinas, LLC, Duke Energy Florida, LLC and Duke Energy Progress, LLC, has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of North Carolina, the State of Florida, and the State of North Carolina, respectively, and has full limited liability company power and authority necessary to own its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus.

(ii)                                        Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial condition or results of operations of the Corporation and its subsidiaries taken as a whole.

(iii)                                     The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations, and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

(iv)                                    The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus of any legal or governmental proceedings are accurate and fairly present the information required to be shown, and such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its Principal Subsidiaries or any

of their respective properties that would be required to be disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so disclosed.

(v)                                       This Agreement and the Forward Sale Agreement have been, and the Additional Forward Sale Agreement, if any, will be, duly authorized, executed and delivered by the Corporation.

(vi)                                    The execution, delivery and performance by the Corporation of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation by the Corporation of the transactions contemplated hereby and thereby, including the issuance and sale of the Corporation Shares, if any, to be issued and sold by the Corporation hereunder, will not violate or contravene any of the provisions of the Certificate of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of which such counsel is aware of any court or governmental agency or body having jurisdiction over the Corporation or any of its Principal Subsidiaries or any of their respective property, nor will such action conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Corporation or any of its Principal Subsidiaries is a party or by which any of them or their respective property is bound or to which any of its property or assets is subject which affects in a material way the Corporation’s ability to perform its obligations under this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement.

(vii)                                 No consent, approval, authorization, order, registration or qualification is required to authorize, or for the Corporation to consummate the transactions contemplated by this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, the Forward Seller and the Forward Purchaser and except as required in Condition 7.6 of the order of the North Carolina Utilities Commission dated June 29, 2012, in Docket No. E-7, sub 986, which consent has been obtained.

(viii)                              The North Carolina Utilities Commission has issued an appropriate order with respect to the issuance and sale of the Shares in accordance with this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement, and, to the best of such counsel’s knowledge, such orders are still in effect; the issuance and sale of the Shares to the Underwriters are in conformity with the terms of such orders; and no other authorization, approval or consent of any other governmental body (other than in connection or compliance with the provisions of the securities or Blue Sky laws of any jurisdiction) is legally required for the issuance and sale of the Shares pursuant to this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement.

(ix)                                    The Corporation Shares, if any, to be issued and sold by the Corporation hereunder have been duly authorized, and, upon payment and delivery in accordance with this Agreement, such Corporation Shares will be validly issued, fully paid and nonassessable; none of the Shares are subject to preemptive rights of any security holder of the Corporation; and the Shares conform as to legal matters in all material respects to the description thereof in (i) the Base Prospectus under the caption “Description of Capital Stock” and (ii) the Pricing Disclosure Package and the Prospectus under the caption “Description of Common Stock”.  A number of shares of Common Stock equal to two times the aggregate Full Number of Shares (as such term is defined in the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable) have been duly authorized in connection with any share settlement obligations under the Forward Sale Agreement or Additional Forward Sale Agreement, if any (including in upon Physical Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable)) and, upon issuance pursuant to the terms of the Transaction (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), will be validly issued, fully paid and nonassessable (subject to customary exceptions, limitations and qualifications).

Such counsel shall state that nothing has come to his attention that has caused him to believe that each document incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when filed, was not, on its face, appropriately responsive, in all material respects, to the requirements of the 1934 Act and the 1934 Act Regulations.  Such counsel shall also state that nothing has come to his attention that has caused him to believe that (i) the Registration Statement, including the Rule 430B Information, as of its effective date and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Disclosure Package at the Applicable Time contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Prospectus or any amendment or supplement thereto, as of their respective dates and at such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that, except as otherwise expressly provided in such opinion, he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus and does not express any opinion or belief as to (i) the financial statements or other financial and accounting data contained or incorporated by reference therein, including XBRL interactive data or (ii) the information in the Prospectus under the caption “Book-Entry System.”

In rendering the foregoing opinion, such counsel may state that he does not express any opinion concerning any law other than the law of the State of North Carolina or, to the extent set forth in the foregoing opinions, the federal securities laws and may rely as to all matters of the laws of the States of South Carolina, Ohio, Indiana and Florida on appropriate counsel reasonably satisfactory to the Representatives, which may include the Corporation’s other “in-house” counsel). Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by him to be responsible.

(f)                             The Representatives, the Forward Purchaser and the Forward Seller, shall have received an opinion or opinions of Hunton & Williams LLP, counsel to the Corporation, dated such Time of Delivery, to the effect that:

(i)                                           This Agreement and the Forward Sale Agreement have been, and each Additional Forward Sale Agreement will be, duly authorized, executed and delivered by the Corporation.

(ii)                                        The Forward Sale Agreement is, and each Additional Forward Sale Agreement (if any) will be, valid and binding agreements of the Corporation, enforceable against the Corporation in accordance with their terms.

(iii)                                     The execution and delivery by the Corporation of this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and the consummation by the Corporation of the transactions contemplated hereby and thereby, including the issuance and sale of the Corporation Shares, if any, to be issued and sold by the Corporation hereunder, will not (i) conflict with the Corporation’s certificate of incorporation or Bylaws, (ii) constitute a violation of, or a breach of or default under, the terms of any of the contracts set forth on Schedule IV hereto or (iii) violate or conflict with, or result in any contravention of, any Applicable Law.  “Applicable Law” means the General Corporation Law of the State of Delaware and those laws, rules and regulations of the States of New York and North Carolina and those federal laws, rules and regulations of the United States of America, in each case that, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc., the North Carolina Public Utilities Act, the rules and regulations of the North Carolina Utilities Commission and the New York State Public Service Commission and the New York State Public Service Law), but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

(iv)                                    No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement by the Corporation or the consummation by the Corporation of the transactions contemplated hereby or thereby, except for (A) registration of the Shares under the 1933 Act and (B) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.  “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Corporation pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Corporation) in the transactions contemplated by this Agreement, the Forward Sale Agreement or any Additional Forward Sale Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties and “Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of North Carolina, the State of New York or the State of Delaware or the United States of America having jurisdiction over the Corporation under Applicable Law but excluding the North Carolina Utilities Commission, the New York Public Service Commission and the Delaware Public Service Commission.

(v)                                       The Corporation has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, and has the corporate power and corporate authority to execute and deliver this Agreement, the Forward Sale Agreement and any Additional Forward Sale Agreement and to consummate the transactions contemplated hereby and thereby.

(vi)                                    The Corporation Shares, if any, to be issued and sold by the Corporation hereunder have been duly authorized, and, upon payment and delivery in accordance with this Agreement, such Corporation Shares will be validly issued, fully paid and nonassessable; there are no preemptive rights under federal or New York law or under the General Corporation Law of the State of Delaware to subscribe for or to purchase Shares; there are no preemptive or other similar rights to subscribe for or to purchase Shares pursuant to the Certificate of Incorporation or By-Laws of the Corporation or any agreement or other instrument filed or incorporated by reference therein, or as an exhibit to, the Registration Statement.  A number of shares of Common Stock equal to two times the aggregate Full Number of Shares (as such term is defined in the Forward Sale Agreement or the Additional Forward Sale Agreement, as applicable) have been duly authorized in connection with any share settlement obligations under the Forward Sale Agreement or Additional Forward Sale Agreement, if any (including in upon Physical Settlement or Net Share Settlement (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable)) and, upon issuance pursuant to the terms of the Transaction (as defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as applicable), will be validly issued, fully paid and nonassessable (subject to customary exceptions, limitations and qualifications).

(vii)                                 The Corporation is not and, solely after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(viii)                              The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Underwriting,” insofar as such statements purport to summarize certain provisions of this Agreement, fairly summarize such provisions in all material respects.

(ix)                                    The statements set forth (i) under the caption “Description of Capital Stock” in the Base Prospectus and (ii) under the caption “Description of Common Stock” in the Pricing Disclosure Package and the Prospectus, insofar as such statements purport to summarize the terms of the Shares, fairly summarize such terms in all material respects.

(x)                                       The statements set forth in the Prospectus under the caption “U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law, constitute accurate and complete summaries, in all material respects, subject to the qualifications set forth therein.

The Representatives, the Forward Purchaser and the Forward Seller, shall also have received a statement of Hunton & Williams LLP, dated such Time of Delivery, to the effect that:

(i) no facts have come to such counsel’s attention that have caused such counsel to believe that the documents filed by the Corporation under the 1934 Act and the 1934 Act Regulations that are incorporated by reference in the Preliminary Prospectus Supplement that forms a part of the Pricing Disclosure Package and the Prospectus, when filed, were not, on their face, appropriately responsive in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial and accounting information included or incorporated by reference therein or excluded therefrom or compliance with XBRL interactive data requirements) (ii) the Registration Statement, at the Applicable Time and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial and accounting information included or incorporated by reference therein or excluded therefrom or compliance with XBRL interactive data requirements) and (iii) no facts have come to such counsel’s attention that have caused such counsel to believe that the Registration Statement, at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case such counsel need not express any view as to the financial statements, schedules and other financial and accounting information included or incorporated by reference therein or excluded therefrom, including XBRL interactive data, or the statements contained in the exhibits to the Registration Statement).  Such counsel shall further state that, in addition, no facts have come to such counsel’s attention that have caused such counsel to believe that the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any view as to the financial statements, schedules and other financial and accounting information included or incorporated by reference therein or excluded therefrom, including XBRL interactive data, or the statements contained in the exhibits to the Registration Statement).

In addition, such statement shall confirm that the Prospectus has been filed with the Commission within the time period required by Rule 424 of the 1933 Act Regulations and any required filing of a Permitted Free Writing Prospectus pursuant to Rule 433 of the 1933 Act Regulations has been filed with the Commission within the time period required by Rule 433(d) of the 1933 Act Regulations.  Such statement shall further state that, assuming the accuracy of the representations and warranties of the Corporation set forth in Section 2 hereof, the Registration Statement became effective upon filing with the Commission pursuant to Rule 462 of the 1933 Act Regulations, and that based solely on such counsel’s review of the Commission’s website, no stop order suspending the effectiveness of the Registration Statement has been issued and, to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

Hunton & Williams LLP may state that they have relied as to certain factual matters on information obtained from public officials, officers and representatives of the Corporation and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

(g)                            The Representatives, the Forward Purchaser and the Forward Seller, shall have received an opinion of Sidley Austin LLP, counsel for the Underwriters, the Forward Purchaser and the Forward Seller, dated such Time of Delivery, with respect to the validity of the Shares, the Registration Statement, the Pricing Disclosure Package and the Prospectus, as amended or supplemented, and such other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)                           On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally or of the securities of the Corporation, on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in commercial banking services or securities settlement or clearance services in the United States; or (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this subsection (h) in your reasonable judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of

                                          Delivery on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus. In such event there shall be no liability on the part of any party to any other party except as otherwise provided in Section 9 hereof and except for the expenses to be borne by the Corporation as provided in Section 7(i) hereof.

(i)                               The Representatives, the Forward Purchaser and the Forward Seller, shall have received a certificate of the Chairman of the Board, the President, any Vice President, the Secretary or an Assistant Secretary and any financial or accounting officer of the Corporation, dated such Time of Delivery, in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation in this Agreement are true and correct as of such Time of Delivery, that the Corporation has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, that the conditions specified in Section 8(c) and Section 8(d) hereof have been satisfied, and that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

(j)                              At the time of the execution of this Agreement, the Representatives and the Forward Seller, shall have received a letter dated such date, in form and substance satisfactory to the Representatives and the Forward Seller, from Deloitte & Touche LLP, the Corporation’s independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, including specific references to inquiries regarding any increase in long-term debt (excluding current maturities), decrease in net current assets (defined as current assets less current liabilities) or shareholders’ equity, change in the Corporation’s common stock, and decrease in operating revenues or net income for the period subsequent to the latest financial statements incorporated by reference in the Registration Statement when compared with the corresponding period from the preceding year, as of a specified date not more than three business days prior to the date of this Agreement.

(k)                           At such Time of Delivery you shall have received from Deloitte & Touche LLP, a letter, dated such Time of Delivery, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section 8, except that the specified date referred to shall be a date not more than three business days prior to such Time of Delivery.

(l)                               The Corporation Shares, if any, to be issued and sold by the Corporation hereunder on the First Time of Delivery or the Option Time of Delivery, if any, and the shares of Common Stock (if any) deliverable to the Forward Purchaser pursuant to the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, (whether pursuant to Physical Settlement, Net Share Settlement (as such terms are defined in the Forward Sale Agreement or relevant Additional Forward Sale Agreement, as applicable), the provisions of Section 9 (“Acceleration Events”) of the Forward Sale

                                          Agreement or relevant Additional Forward Sale Agreement, as applicable, or otherwise, in each case, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(m)                       At the First Time of Delivery, the Corporation shall have furnished to the Representatives an agreement substantially in the form of Exhibit 1 hereto from each of the parties listed on Schedule VI hereto addressed to the Representatives.

(n)                           The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

9.                          Indemnification.  (a)  The Corporation agrees to indemnify and hold harmless each Underwriter, the Forward Purchaser and the Forward Seller, their respective affiliates, officers and directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

(i)                                           against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, any issuer free writing prospectus as defined in Rule 433 of the 1933 Act Regulations or any electronic roadshow or other written communication that constitutes an offer to buy the Shares provided to investors by, or with the approval of, the Corporation, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation by the Representatives on behalf of the Underwriters or the Forward Purchaser or Forward Seller expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus;

(ii)                                        against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

(iii)                                     against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) of this Section 9.

In no case shall the Corporation be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Corporation shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Corporation shall not relieve it from any liability which it may have otherwise than under subsections 9(a) and 9(b). The Corporation shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, or defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Corporation and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Corporation and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Corporation and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Corporation shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Corporation agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Corporation within the meaning of Section 15 of the 1933 Act, in connection with the sale of the Shares.

(b)                                 (i)                                     Each Underwriter, severally and not jointly, agrees that it will indemnify and hold harmless the Corporation, its directors and each of the officers of the Corporation who signed the Registration Statement and each person, if any, who controls the Corporation within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Corporation by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or

                                                                                                any amendment or supplement thereto) or any Permitted Free Writing Prospectus.  In case any action shall be brought against the Corporation or any person so indemnified based on the Registration Statement (or any amendment thereto), the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Corporation, and the Corporation and each person so indemnified shall have the rights and duties given to the Underwriters by the provisions of subsection (a) of this Section.

(ii)                                  The Forward Seller agrees that it will indemnify and hold harmless the Corporation, its directors and each of the officers who signed the Registration Statement, each Underwriter, each of the directors and officers of each Underwriter, and each person, if any, who controls the Corporation or any of the Underwriters within the meaning of Section 15 of the 1933 Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any and all loss, liability, claim, damage and expense whatsoever arising out of, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information relating to the Forward Seller or the Forward Purchaser furnished to the Corporation by the Forward Seller or the Forward Purchaser expressly for use in the Registration Statement, the Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus and any issuer free writing prospectus as defined in Rule 433 of the 1933 Act Regulations, it being understood and agreed upon that the only such information furnished by the Forward Seller or the Forward Purchaser consists of the following information in the Prospectus: the statement regarding affiliations with Barclays Capital Inc. on the cover page of the Prospectus.

(c)                            No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party in respect of any and all loss, liability, claim, damage and expense whatsoever (or actions in respect thereof) that would otherwise have been indemnified under the terms of such indemnity, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the

                                          Corporation on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Corporation on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Underwriters, the Forward Purchaser and the Forward Seller on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Corporation (which benefits shall include the proceeds to be received by the Corporation pursuant to the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, assuming, in each case, Physical Settlement thereof on the Effective Date (as such terms are defined in the Forward Sale Agreement or Additional Forward Sale Agreement, as the case may be)) bear to the total compensation received by the Underwriters in respect of the underwriting discount as set forth in the table on the cover page of the Prospectus, or with respect to the Forward Seller and the Forward Purchaser, the aggregate spread received by affiliates of the Forward Seller under the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, net of any costs associated therewith, as reasonably determined by the Forward Seller, bear to the aggregate offering price, as applicable. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Underwriters, the Forward Purchaser or the Forward Seller on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Corporation, the Underwriters and the Forward Seller agree that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if the Underwriters, the Forward Purchaser and the Forward Seller were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter, Forward Purchaser or Forward Seller (except as may be provided in any agreement among the Underwriters, the Forward Purchaser and the Forward Seller relating to the offering of the Shares) shall be required to contribute any amount in excess of the amount, with respect to the Underwriters, by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public or, with respect to the Forward Seller and the Forward Purchaser, the aggregate spread received by affiliates of the Forward Seller under the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, net of any costs associated therewith, exceeds the amount of any damages which such Underwriter, Forward Purchaser or Forward Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ and the Forward Seller’s obligations to contribute are several in proportion to their respective obligations and not joint.

10.                   Default by One or More of the Underwriters.

(a)                           If any Underwriter shall default in its obligation to purchase the number of Shares which it has agreed to purchase hereunder on such Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Corporation shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Corporation that you have so arranged for the purchase of such Shares, or the Corporation notifies you that it has so arranged for the purchase of such Shares, you or the Corporation shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Corporation agrees to file promptly any amendments to the Registration Statement, the Pricing Disclosure Package or the Prospectus which may be required. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Corporation shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                            If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you or the Corporation as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Corporation shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Time of Delivery, if any, the obligations of the Underwriters to purchase and of the Corporation to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Corporation, except for the expenses to be borne by the Corporation as provided in Section 7(i) hereof and the indemnity and contribution agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   Issuance and Sale by the Corporation.

(a)                           In the event that (i) all the Conditions are not satisfied on or prior to the First Time of Delivery or, in respect of the Additional Forward Sale Agreement, if any, entered into pursuant to Section 4(b), all the Additional Conditions are not satisfied on the Option Time of Delivery, if any, as the case may be, and the Forward Seller elects, pursuant to Section 4(c) or Section 4(d) hereof, as the case may be, not to deliver the Borrowed Underwritten Shares or the Borrowed Option Shares deliverable by the Forward Seller, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under this Agreement or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so, then, in each case, the Corporation shall issue and sell to the Underwriters, pursuant to Section 4 hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Underwritten Shares or Borrowed Option Shares, as the case may be, that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Corporation, the Corporation or the Representatives shall have the right to postpone the First Time of Delivery or the Option Time of Delivery, as the case may be, for a period not exceeding three business days in order to effect any required changes in any documents or arrangements. The shares of Common Stock sold by the Corporation to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Underwritten Shares are referred to herein as the “Corporation Top-Up Underwritten Shares,” and the shares of Common Stock sold by the Corporation to the Underwriters pursuant to this Section 11(a) in lieu of Borrowed Option Shares are referred to herein as the “Corporation Top-Up Option Shares.”

(b)                           Neither the Forward Purchaser nor the Forward Seller shall have any liability whatsoever for any Borrowed Shares that the Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions are not satisfied on or prior to the First Time of Delivery, in the case of Borrowed Underwritten Shares, or all of the Additional Conditions are not satisfied on or prior to the Option Time of Delivery, in the case of Borrowed Option Shares, and the Forward Seller elects, pursuant to Section 4(c) or Section 4(d) hereof, as the case may be, not to deliver and sell to the Underwriters the Borrowed Underwritten Shares or the Borrowed Option Shares, as applicable, (ii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller is unable to borrow and deliver for sale under this Agreement on the First Time of Delivery or the Option Time of Delivery, as the case may be, a number of shares of Common Stock equal to the number of the Borrowed Underwritten Shares or Borrowed Option Shares, as applicable, to be borrowed and delivered for sale by the Forward Seller under this Agreement or (iii) in the Forward Purchaser’s commercially reasonable judgment, the Forward Seller would incur a stock loan cost of more than a rate equal to 50 basis points per annum to do so.

12.                   Survival.  The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Corporation or its officers and of the several Underwriters and the Forward Seller set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Forward Purchaser and the Forward Seller or the Corporation, or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Shares.

13.                   Reliance on Your Acts.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the Corporation shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

14.                   No Fiduciary Relationship.  The Corporation acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Corporation on the one hand, and the Underwriters, the Forward Purchaser and the Forward Seller on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter, Forward Purchaser and Forward Seller is and has been acting solely as a principal and is not the agent or fiduciary of the Corporation or its shareholders, creditors, employees, or any other party, (iii) no Underwriter, Forward Purchaser or Forward Seller has assumed or will assume an advisory or fiduciary responsibility in favor of the Corporation with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter, Forward Purchaser or Forward Seller has advised or is currently advising the Corporation on other matters) and no Underwriter, Forward Purchaser or Forward Seller has any obligation to the Corporation with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, the Forward Sale Agreement and the Additional Forward Sale Agreement, if any, (iv) the Underwriters, the Forward Purchaser and the Forward Seller and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Corporation, and (v) the Underwriters, the Forward Purchaser and the Forward Seller have not provided any legal, accounting, regulatory or tax advice with respect to the transaction contemplated hereby and the Corporation has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

15.                   Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed or telecopied and confirmed to the Underwriters, in care of

Barclays Capital Inc., Attn: Syndicate Registration, 745 Seventh Avenue, New York, N.Y. 10019 (Fax no.: (646) 834-8133); Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (Fax no.: (646) 291-1469); J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Equity Syndicate Desk (Fax no.: (212) 622-8358); Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of Syndicate Department (Fax no.: (646) 855-3073), with a copy to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, attention of ECM Legal (Fax no.: (212) 230-8730); Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department (facsimile number 212-214-5918); if sent to the Forward Purchaser or the Forward Seller, will be mailed, or telecopied to Barclays Bank PLC, c/o Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Paul Robinson (Fax no.: (646) 834-8133); or, if sent to the Corporation, will be mailed or telecopied and confirmed to it at 550 S. Tryon Street, Charlotte, N.C. 28202, (Fax no.: (980) 373-3699), attention of Treasurer; provided, however, that any notice to an Underwriter pursuant to Section 9 hereof shall be delivered or sent by mail or telecopy to such Underwriter at its address or telecopy number set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address or telecopy number will be supplied to the Corporation by the Representatives. Any such communications shall take effect upon receipt thereof.

16.                   Business Day.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17.                   Successors.  This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Forward Seller and the Corporation and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto, the Forward Purchaser and their respective successors and the controlling persons, officers and directors referred to in Section 9 hereof and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, the Forward Purchaser and their respective successors and said controlling persons, officers and directors and their respective successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter, the Forward Purchaser or the Forward Seller shall be deemed to be a successor or assign by reason merely of such purchase.

18.                   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

19.                   Applicable Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  Any legal suit, action or proceeding arising our of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (I) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (II) the courts of the State of New York located in the City and County of New

York, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.

If the foregoing is in accordance with your understanding, kindly sign and return to us two counterparts hereof, and upon confirmation and acceptance by the Representatives on behalf of each of the Underwriters, this letter and such confirmation and acceptance will become a binding agreement among the Corporation, the Underwriters and the Forward Seller, in accordance with its terms.

Very truly yours,

DUKE ENERGY CORPORATION

By:	/s/ John L. Sullivan, III
Name: John L. Sullivan, III
Title: Assistant Treasurer

[Remainder of Page Intentionally Left Blank]

Confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Paul L. Robinson
Name: Paul Robinson
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Dylan Tornay
Name: Dylan Tornay
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Geoffrey Paul
Name: Geoffrey Paul
Title: Managing Director — Energy Equity Capital Markets

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Shiv Vasisht
Name: Shiv Vasisht
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

On behalf of themselves and each of the Underwriters

BARCLAYS CAPITAL INC.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

Acting in its capacity as Forward Seller and as
agent for Barclays Bank PLC

SCHEDULE I

Underwriters

Underwriter	Total Number of Underwritten Shares to be Purchased
Barclays Capital Inc.	3,700,000
Citigroup Global Markets Inc.	555,000
J.P. Morgan Securities LLC	555,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	555,000
Wells Fargo Securities, LLC	555,000
BNP Paribas Securities Corp.	268,250
BTIG, LLC	268,250
Credit Suisse Securities (USA) LLC	344,100
Loop Capital Markets LLC	344,100
Mitsubishi UFJ Securities (USA), Inc.	344,100
Mizuho Securities USA Inc.	344,100
RBC Capital Markets, LLC	268,250
Scotia Capital (USA) Inc.	268,250
SunTrust Robinson Humphrey, Inc.	268,250
TD Securities (USA) LLC	268,250
UBS Securities LLC	344,100

Total Shares	9,250,000

SCHEDULE II

Shares Offered: 9,250,000

Initial Public Offering Price: $72.00

SCHEDULE III

Permitted Free Writing Prospectus

•                  None.

SCHEDULE IV

Material Agreements

1.                                      Credit Agreement, dated as of November 18, 2011, among Duke Energy Corporation, Duke Energy Carolinas, LLC, Duke Energy Ohio, Inc., Duke Energy Indiana, Inc. and Duke Energy Kentucky, Inc., as Borrowers, the lenders listed therein, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and The Royal Bank of Scotland plc, as Co Syndication Agents and Bank of China, New York Branch, Barclays Bank PLC, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Industrial and Commercial Bank of China Limited, New York Branch, JPMorgan Chase Bank, N.A. and UBS Securities LLC, as Co-Documentation Agents, as amended by Amendment No. 1 and Consent, dated as of December 18, 2013 and by Amendment No. 2 and Consent, dated as of January 30, 2015, each between Duke Energy Corporation, Duke Energy Carolinas, LLC., Duke Energy Ohio, Inc., Duke Energy Indiana, Inc., Duke Energy Kentucky, Inc., Duke Energy Progress, Inc., Duke Energy Florida, Inc., the lenders party thereto, the issuing lenders party thereto and Wells Fargo Bank, National Association.

SCHEDULE V

[Form of Additional Forward Sale Agreement]

FORM OF ADDITIONAL FORWARD CONFIRMATION

Barclays Bank PLC
c/o Barclays Capital Inc.
as Agent for Barclays Bank PLC
745 Seventh Ave
New York, NY 10019
Telephone: +1 212 412 4000

DATE:	, 2016

TO:	Duke Energy Corporation
ATTENTION:	550 South Tryon Street
Charlotte, North Carolina 28202-1803
TELEPHONE:	980-373-3564

FROM:	Barclays Capital Inc., acting as Agent for Barclays Bank PLC
TELEPHONE:	212-412-4000
SUBJECT:	Additional Issuer Forward Transaction

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between Barclays Bank PLC (“Barclays”), through its agent Barclays Capital Inc. (the “Agent”), and Duke Energy Corporation (“Counterparty”), on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.  This Confirmation is a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Confirmation evidences a complete and binding agreement between Barclays and Counterparty as to the terms of the Transaction to which this Confirmation relates and supersedes all prior or contemporaneous written or oral communications with respect thereto. This Confirmation shall supplement, form a part of, and be subject to an agreement (the “Agreement”) in the form of the 1992 ISDA Master Agreement (Multicurrency — Cross Border) as if Barclays and Counterparty had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation) on the Trade Date. The Transaction hereunder shall be the sole Transaction under the Agreement.  If there exists any ISDA Master Agreement between Barclays and Counterparty or any confirmation or other agreement between Barclays and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Barclays and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Barclays and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

The definitions and provisions contained in the 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”) as published by the International Swaps and Derivatives Association, Inc. (“ISDA”) are incorporated into this Confirmation.  Any reference to a currency shall have the meaning contained in Section 1.7 of the 2006 ISDA Definitions as published by ISDA.

THIS CONFIRMATION AND THE AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION.  NOTWITHSTANDING THE FOREGOING, OR ANYTHING TO THE CONTRARY IN THIS CONFIRMATION OR THE AGREEMENT, COUNTERPARTY DOES NOT BY THIS CONFIRMATION OR

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THE TRANSACTION HEREUNDER SUBMIT TO THE JURISDICTION OF ANY FOREIGN NATION OR FOREIGN SUPRANATIONAL ORGANIZATION OR SUCH ENTITY’S LAWS OR REGULATIONS, INCLUDING WITHOUT LIMITATION THE EUROPEAN MARKET INFRASTRUCTURE REGULATION.  THIS CONFIRMATION, THE AGREEMENT AND THE TRANSACTION ARE INTENDED TO BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK AND NOT THE LAWS, RULES OR REGULATIONS OF ANY FOREIGN JURISDICTION.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

Each of Barclays and Counterparty acknowledges to and agrees with the other party hereto and to and with the Agent that (i) the Agent is acting as agent for Barclays under the Transaction pursuant to instructions from Barclays, (ii) the Agent is not a principal or party to the Transaction, and may transfer its rights and obligations with respect to the Transaction, it being understood that no such transfer shall release Barclays from any of its obligations with respect to the Transaction, (iii) the Agent shall have no responsibility, obligation or liability, by way of issuance, guaranty, endorsement or otherwise in any manner with respect to the performance of either party under the Transaction, (iv) Barclays and the Agent have not given, and Counterparty is not relying (for purposes of making any investment decision or otherwise) upon, any statements, opinions or representations (whether written or oral) of Barclays or the Agent, other than the representations expressly set forth in this Confirmation or the Agreement, and (v) each party agrees to proceed solely against the other party, and not the Agent, to collect or recover any money or securities owed to it in connection with the Transaction.  Each party hereto acknowledges and agrees that the Agent is an intended third party beneficiary hereunder.  Counterparty acknowledges that the Agent is an affiliate of Barclays.  Barclays will be acting for its own account in respect of this Confirmation and the Transaction contemplated hereunder.

The time of dealing for the Transaction will be confirmed by Barclays upon written request by Counterparty. The Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction.

Barclays Bank PLC is not a member of the Securities Investor Protection Corporation (“SIPC”).  Barclays is authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.

1.                                            In the event of any inconsistency among this Confirmation, the Swap Definitions, the Equity Definitions or the Agreement, the following will prevail for purposes of the Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions and (iv) the Agreement.

2.                                            Each party will make each payment specified in this Confirmation as being payable by such party not later than the specified due date, for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3.                                                              General Terms:

Buyer:	Barclays.

Seller:	Counterparty.

Trade Date:	[•], 2016.

Effective Date:	[•], 2016, or such later date on which the conditions set forth in Section 4 of this Confirmation have been satisfied.

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Number of Shares:

Initially, (x) if no Initial Hedging Disruption (as defined in Section 4(b)) occurs, [•] Shares (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined in Section 4(b)).

Maturity Date:	June 30, 2017 (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Daily Forward Price:

On the Effective Date, the Initial Forward Price, and on any other day, the Daily Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date (including, for the avoidance of doubt, any Forward Price Reduction Date occurring from the Trade Date to a date on or before the Effective Date), the Daily Forward Price in effect on such date shall be the Daily Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.

Initial Forward Price:	USD $69.84 per Share.

Daily Rate:	For any day, (i)(A) USD-Federal Funds Rate for such day, minus (B) the Spread, divided by (ii) 365. For the avoidance of doubt, the Daily Rate may be negative.

USD-Federal Funds Rate

For any day, the rate set forth for such day opposite the caption “Federal funds”, as such rate is displayed on the page “FedsOpen <Index> <GO>“ on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

Spread:	75 basis points.

Forward Price Reduction Date:	Each ex-dividend date for the Shares as set forth in Schedule I hereto.

Forward Price Reduction Amount:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.

Shares:	Common stock, $0.001 par value per share, of Counterparty (Exchange identifier: “DUK”).

Exchange:	New York Stock Exchange.

Related Exchange(s):	All Exchanges.

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Clearance System:	The Depository Trust Company.

Valuation:

Designated Valuation:

Subject to Section 9 of this Confirmation, Counterparty shall have the right to designate a date (a “Designated Date”) occurring on or prior to the Maturity Date for a valuation and settlement of the Transaction with respect to all or a portion of the Undesignated Shares as of the Designated Date by written notice to Barclays delivered no later than the applicable Settlement Method Election Date; provided that Counterparty may not designate a Designated Date occurring during an Unwind Period related to a different Designated Date. The portion of the Undesignated Shares designated for valuation and settlement in respect of a Designated Date shall be the “Designated Shares” for such Designated Date. If the number of Undesignated Shares on the Maturity Date is greater than zero, then the Maturity Date will be a Designated Date for a Physical Settlement with a number of Designated Shares equal to such number of Undesignated Shares.

Valuation Date:	With respect to any Physical Settlement, the relevant Designated Date. With respect to any Cash Settlement or Net Share Settlement, the last day of the related Unwind Period.

Undesignated Shares:	At any time, the Number of Shares minus the aggregate number of Designated Shares for all Designated Dates occurring prior to such time.

Unwind Period:

For any Cash Settlement or Net Share Settlement, a period beginning on, and including, the Designated Date and ending on the date on which Barclays or its affiliates finishes unwinding Barclays’ Hedge Positions in respect of such Designated Date.

Market Disruption Event:

Section 6.3(a) of the Equity Definitions shall be amended by deleting the words “at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing them with the words “at any time during the regular trading session on the Exchange, without regard to after hours or any other trading outside of the regular trading session hours”, and by replacing “or (iii) an Early Closure” with: “(iii) an Early Closure, or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of

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trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full.

A “Regulatory Disruption” shall occur if Barclays determines in good faith and in its reasonable discretion, based on advice of counsel, that it is appropriate in light of legal, regulatory or self-regulatory requirements or related policies or procedures (so long as such requirements, policies or procedures, if voluntarily adopted by Barclays, generally are applicable in similar circumstances and are not arbitrarily or capriciously applied) for Barclays (or its agent or affiliate) to refrain from all or any part of the market activity in which it would otherwise engage in connection with the Transaction.

Consequences of Disrupted Days:	As set forth in Section 9 of this Confirmation.

Settlement:

Settlement Date:	The date one Settlement Cycle following each Valuation Date, except that in the case of Physical Settlement, the date two Clearance System Business Days following the relevant Designated Date.

Settlement Method Election:	Applicable; provided that:

(i) Net Share Settlement shall be deemed to be included as an additional potential settlement method under Section 7.1 of the Equity Definitions;

(ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Barclays in writing that, as of the date of such election,

(A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares;

(B)       Counterparty is electing the settlement method and designating the related Designated Date in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws;

(C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”));

(D)       Counterparty would be able to purchase, in open market transactions, a number of Shares equal to the number of related Designated Shares (or, if greater in the case of a Net Share Settlement, a number of Shares with a value as of the date of such election

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equal to the product of (I) such number of Designated Shares and (II) the then-current Daily Forward Price) in compliance with the laws of Counterparty’s jurisdiction of organization;

(E)        Counterparty is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares); and

(F)         such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(iii) Notwithstanding any election to the contrary as of any Settlement Method Election Date, Physical Settlement shall be applicable:

(A)       to all of the Designated Shares for the relevant Designated Date if, on the relevant Settlement Method Election Date, (I) the trading price per Share on the Exchange (as determined by Barclays) is below USD $34.92 (the “Threshold Price”) or (II) Barclays determines, in its good faith and reasonable judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its hedge position in respect of the Transaction and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) in a manner that (A) would, if purchases by Barclays were considered purchases by Counterparty or by an affiliated purchaser of Counterparty, be compliant with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) based on the advice of counsel, would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

(B)       to all or a portion of the Designated Shares for the relevant Designated Date if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Barclays)

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is below the Threshold Price or (II) Barclays determines, in its good faith and reasonable judgment, that a Trading Condition has occurred, in which case the provisions set forth below in Section 9(c) shall apply as if such day were the “Early Valuation Date” and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Amount” shall be equal to the number of Designated Shares for the relevant Designated Date minus the Unwound Shares determined in accordance with clause (x) of this sentence.

Electing Party:	Counterparty.

Settlement Method Election Date:

The fifth Scheduled Trading Day immediately preceding the relevant Designated Date, except that in the case of Physical Settlement, the date specified in writing by Counterparty no later than 5:00 p.m., New York City time, on the relevant Designated Date.

Default Settlement Method:	Physical Settlement.

Physical Settlement:

If Physical Settlement is applicable, then on the relevant Settlement Date, Barclays will pay to Counterparty an amount equal to the product of (x) the number of Designated Shares for the related Designated Date and (y) the Daily Forward Price on such Settlement Date and Counterparty will deliver to Barclays a number of Shares equal to such number of Designated Shares. Section 9.2 of the Equity Definitions (other than the last sentence thereof) will not apply to any Physical Settlement.

Prepayment:	Not Applicable.

Variable Obligation:	Not Applicable.

Cash Settlement Payment Date:	The third Currency Business Day following each Valuation Date.

Forward Cash Settlement Amount:	The aggregate sum, for all Unwind Dates in the relevant Unwind Period, of the Daily Cash Settlement Amounts.

Daily Cash Settlement Amount:

For any Unwind Date, the product of (i) the Daily Share Number of such Unwind Date and (ii)(A) the Settlement Price for such Unwind Date minus (B) the Daily Forward Price on the day that is one Settlement Cycle immediately following such Unwind Date.

Unwind Date:	Each Exchange Business Day during the Unwind Period on which Barclays or its affiliates unwind any portion of

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Barclays’ Hedge Positions in respect of the relevant Designated Date.

Daily Share Number:	For any Unwind Date, the number of Designated Shares with respect to which Barclays or its affiliates unwind any portion of Barclays’ Hedge Positions in respect of the relevant Designated Date.

Settlement Price:

For any Unwind Date, the weighted average price per Share at which Barclays or its affiliates unwind any portion of Barclays’ Hedge Positions on such Unwind Date in respect of the relevant Designated Date plus USD0.02.

Net Share Settlement:	If Net Share Settlement is applicable, then on the relevant Net Share Settlement Date:

(i) if the Net Share Settlement Number is positive, then Counterparty will deliver to Barclays a number of Shares equal to the Net Share Settlement Number; and

(ii) if the Net Share Settlement Number is negative, then Barclays will deliver to Counterparty a number of Shares equal to the absolute value of the Net Share Settlement Number;

in either case in accordance with Section 9.2 (last sentence only), 9.4 (with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4), 9.8, 9.9, 9.11 (as modified herein) and 9.12 of the Equity Definitions as if Physical Settlement were applicable.

Net Share Settlement Number:

A number of Shares equal to the sum of (i) the Aggregate Net Share Number as of the last Unwind Date in any Unwind Period and (ii) the sum of the quotients (rounded to the nearest whole number), for each Unwind Adjustment Amount for such Unwind Period, obtained by dividing (x) such Unwind Adjustment Amount by (y) the Settlement Price on the Forward Price Reduction Date relating to such Unwind Adjustment Amount.

Aggregate Net Share Number:

As of any date, the aggregate sum, for all Unwind Dates in the relevant Unwind Period occurring on or prior to such date, of the quotient (rounded to the nearest whole number) obtained by dividing (x) the Daily Cash Settlement Amount for such Unwind Date by (y) the Settlement Price for such Unwind Date.

Net Share Settlement Date:	The date one Settlement Cycle following each Valuation Date.

Unwind Adjustment Amount:

For any Unwind Period, for any Forward Price Reduction Date that occurs during the period from, and including, the date one Settlement Cycle immediately following the relevant Designated Date to, and including, the date one Settlement

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Cycle immediately following the relevant Valuation Date, an amount equal to the product of (i) the relevant Forward Price Reduction Amount multiplied by (ii)(A) if the Aggregate Net Share Number as of the date immediately prior to the date one Settlement Cycle immediately preceding the relevant Forward Price Reduction Date is a positive number, such Aggregate Net Share Number or (B) otherwise, zero.

Unwound Shares:	For any Unwind Period at any time, the aggregate sum of the Daily Share Numbers for all Unwind Dates in such Unwind Period that have occurred prior to such time.

Delivery of Shares:

Notwithstanding anything to the contrary herein, Barclays may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

Consequences of Late Delivery:

Without limiting the generality of this Confirmation, the Agreement and the Equity Definitions, if for any reason Counterparty fails to deliver when due any Shares required to be delivered hereunder and a Forward Price Reduction Date occurs on or after the date such Shares are due and on or before the date such Shares are delivered, Counterparty acknowledges and agrees that, in addition to any other amounts for which Counterparty may be liable hereunder or under law (but without duplication), Counterparty shall be liable to Barclays for an amount equal to the product of the number of Shares so due but not yet delivered on or prior to such Forward Price Reduction Date and the Forward Price Reduction Amount for such Forward Price Reduction Date.

Representation and Agreement:

Section 9.11 of the Equity Definitions is hereby modified to exclude any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the Issuer of the Shares.

Share Adjustments:

Method of Adjustment:

Calculation Agent Adjustment; provided that Section 11.2(e)(iii) shall be deleted and that the issuance of stock options, restricted stock or restricted stock units in the ordinary course pursuant to Counterparty’s employee incentive plans shall not constitute a Potential Adjustment Event.

Extraordinary Dividend:	Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the Trade Date

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(other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions or (ii) a regular, quarterly cash dividend in an amount per Share equal to or less than the Forward Price Reduction Amount corresponding to the relevant quarter that has an ex-dividend date no earlier than the Forward Price Reduction Date corresponding to the relevant quarter).

Extraordinary Events:

Merger Event:	Section 12.1(b) of the Equity Definitions shall be amended by deleting the remainder of such Section following the definition of “Reverse Merger” therein.

Tender Offer:	Applicable; provided that Section 12.1(d) of the Equity Definitions shall be amended by replacing “10%” in the third line thereof with “15%.”

Announcement Date:

Section 12.1(l) of the Equity Definitions shall be amended (A) by deleting the parenthetical phrase in the third line, the fifth line and the tenth line thereof and (B) by replacing the word “that” in the third line, the fifth line and the tenth line thereof with the words “whether or not such announcement”.

Delisting:

In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, NYSE MKT, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Additional Disruption Events:

Change in Law:

Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of the formal or informal interpretation”; and (ii) replacing the word “Shares” where it appears in clause (X) with the words “Hedge Position.”

Failure to Deliver:	Applicable if Barclays is required to deliver Shares hereunder; otherwise, Not Applicable.

Hedging Disruption:	Applicable.

Increased Cost of Hedging:	Applicable; provided that clause (C) of Section 12.9(b)(vi) and the third and fourth sentences therein shall be deleted.

Increased Cost of Stock Borrow:	Applicable; provided that clause (C) of Section 12.9(b)(v) and the third, fourth and fifth sentences therein shall be deleted.

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Initial Stock Loan Rate:	50 basis points per annum.

Loss of Stock Borrow:	Applicable.

Maximum Stock Loan Rate:	300 basis points per annum.

Hedging Party:	For all applicable Additional Disruption Events, Barclays.

Determining Party:	For all applicable Extraordinary Events, Barclays.

Consequences of Extraordinary Events:

The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply, and instead, the consequences specified in Section 9 of this Confirmation shall apply.

Acknowledgements:

Non-Reliance:	Applicable.

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable.

Additional Acknowledgements:	Applicable.

Calculation Agent:

Barclays; provided that following the occurrence and during the continuance of an Event of Default of the type provided in Section 5(a)(vii) of the Agreement with respect to which Barclays is the Defaulting Party, Counterparty shall have the right to designate a leading dealer in the over-the-counter equity derivatives market to act as the Calculation Agent.

Account Details:

Payments to Barclays:	Barclays Bank PLC
ABA:
BIC:
Account:
Beneficiary:
REF:

Payments to Counterparty:	Bank:
Account Name:
Account Number:
ABA:

Delivery of Shares to Barclays:	DTC Securities:

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Delivery of Shares to Counterparty:	DTC LPA Number:

4.              Conditions to Effectiveness:

(a)         The effectiveness of this Confirmation on the Effective Date shall be subject to the following conditions:

(i)        The representations and warranties of Counterparty contained in the Underwriting Agreement dated March 1, 2016, between Counterparty and Barclays Capital Inc., among others (the “Underwriting Agreement”), and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date;

(ii)       Counterparty shall have performed all of the obligations required to be performed by it under the Underwriting Agreement on or prior to the Effective Date;

(iii)      All of the conditions set forth in Section 8 of the Underwriting Agreement shall have been satisfied;

(iv)     The Option Time of Delivery (as defined in the Underwriting Agreement) shall have occurred as provided in the Underwriting Agreement;

(v)      All of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

(vi)     Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Sections 5, 6 and 11 hereof; and

(vii)    Counterparty shall have delivered to Barclays an opinion of counsel in form and substance reasonably satisfactory to Barclays with respect to matters set forth in Section 3(a) of the Agreement and that the Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of the Transaction, will be validly issued, fully paid and nonassessable (subject to customary exceptions, limitations and other qualifications).

(b)         Notwithstanding the foregoing or any other provision of this Confirmation, if (x) on or prior to 9:00 a.m, New York City time, on the date the Option Time of Delivery (as defined in the Underwriting Agreement) is scheduled to occur, Barclays, in its good faith and commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares or (y) in Barclays’s good faith and commercially reasonable judgment, it would incur a stock loan cost of more than 50 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of this Confirmation and the Transaction shall be limited to the number of Shares Barclays may borrow at a cost of not more than 50 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero.

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5.              Representations and Agreements of Counterparty:  Counterparty represents and warrants to, and agrees with, Barclays as of the date hereof that:

(a)         Counterparty shall promptly provide written notice to Barclays upon obtaining knowledge of (i) the occurrence or announcement of any event that would constitute an Event of Default as to which it is the Defaulting Party or a Potential Adjustment Event or (ii) any Announcement Date in respect of an Extraordinary Event; provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Barclays;

(b)         A number of Shares of Counterparty equal to [•](1) Shares, as such number may be reduced by a number of Shares issued directly by Counterparty as contemplated in the Underwriting Agreement (the “Capped Number”); has been reserved for issuance upon settlement of the Transaction by all required corporate action of Counterparty.  The Shares of Counterparty issuable, from time to time, upon settlement of the Transaction have been duly authorized and, when delivered as contemplated by the terms of the Transaction upon settlement of the Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights;

(c)          [RESERVED]

(d)         Counterparty shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the Capped Number plus (ii) the total number of Shares issuable upon settlement (whether by net share settlement or otherwise) of any other transaction or agreement to which it is a party (or, if greater, the number of Shares reserved by Counterparty for settlement of or delivery under such transaction or agreement);

(e)          Counterparty will not repurchase any Shares if, immediately following such repurchase, the Number of Shares plus the “Number of Shares” under the letter agreement (the “Base Confirmation”), dated March 1, 2016, between Barclays and Counterparty, relating to the forward sale of Shares, would be equal to or greater than 8.5% of the number of then-outstanding Shares and it will notify Barclays promptly upon the announcement or consummation of any repurchase of Shares that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, the Trade Date for the Base Confirmation), would increase such percentage by more than 1% of the number of then-outstanding Shares;

(f)           As of the Trade Date and as of the date of any payment or delivery by Counterparty or Barclays hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code);

(g)          Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Barclays or any of its affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty.

(1)  Two times the Number of Shares or, if less, 19.9% of outstanding Shares * Number of Shares under this Confirmation / (aggregate Number of Shares for base and additional confirmation).

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Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Barclays, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares.  However, the foregoing shall not (a) limit Counterparty’s ability, pursuant to its employee incentive plan or dividend reinvestment program, to re-acquire Shares from employees in connection with such plan or program, (b) limit Counterparty’s ability to withhold Shares to cover tax liabilities associated with such a plan, (c) prohibit any purchases effected by or for an issuer “plan” by an “agent independent of the issuer” (each as defined in Rule 10b-18), (d) otherwise restrict Counterparty’s or any of its affiliates’ ability to repurchase Shares under privately negotiated, off exchange transactions with any of its employees, officers, directors, affiliates or any third party that are not expected to result in market transactions or (e) limit Counterparty’s ability to grant stock and options to “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliated purchasers to acquire such stock or options in connection with Counterparty’s compensation policies for directors, officers and employees or any agreements with respect to the compensation of directors, officers or employees of any entities that are acquisition targets of Counterparty, and in connection with any such purchase under (a) through (e) above, Counterparty will be deemed to represent to Barclays that such purchase does not constitute a “Rule 10b-18 purchase” (as defined in Rule 10b-18);

(h)         Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period unless Counterparty has provided written notice to Barclays thereof not later than three Scheduled Trading Days immediately preceding the first day of such “restricted period,” in which case Counterparty acknowledges that a Disrupted Day may occur and that such notice must comply with the standards set forth in Section 11(c) of this Confirmation;

(i)             Counterparty shall: (i) prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, to the extent permitted by applicable law but in no event later than the time such announcement is first made, notify Barclays of such public announcement; (ii) promptly notify Barclays following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Barclays with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the Announcement Date that were not effected through Barclays or its affiliates, if any, and (B) the number of Shares, if any, purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the Announcement Date.  Such written notice shall be deemed to be a certification by Counterparty to Barclays that such information is true and correct.  In addition, Counterparty shall promptly notify Barclays of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.  Counterparty acknowledges that any such notice may result in a

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Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 11(c) of this Confirmation.  “Securities Act” means the Securities Act of 1933, as amended.  “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act;

(j)            Counterparty is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended);

(k)         Counterparty is not entering into the Transaction, and will not elect Cash Settlement or Net Share Settlement, to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), in either case in violation of the Exchange Act or any other applicable securities laws;

(l)             Counterparty (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (iii) has total assets of at least $50 million as of the date hereof;

(m)     Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Barclays is not making any representations or warranties with respect to the treatment of the Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project;

(n)         Counterparty is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed or furnished by it pursuant to the Exchange Act and all public statements by it, taken together and as amended and supplemented to the date of this representation, do not, as of their respective dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(o)         Counterparty is not aware of any material non-public information regarding itself or the Shares; Counterparty is entering into this Confirmation and will provide any settlement method election notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; and Counterparty has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”);

(p)         [RESERVED]

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(q)         Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(r)            Counterparty understands, agrees and acknowledges that no obligations of Barclays to it hereunder shall be entitled to the benefit of deposit insurance and that such obligations shall not be guaranteed by any affiliate of Barclays or any governmental agency;

(s)           Counterparty: (i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Barclays or its associated persons; and

(t)            COUNTERPARTY UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.

6.              Issuance of Shares by Counterparty:  Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Barclays on any Settlement Date or Net Share Settlement Date will be newly issued. Counterparty further acknowledges and agrees that, except to the extent that the Private Placement Procedures in Annex A apply, any Shares delivered by Counterparty to Barclays on any Settlement Date or Net Share Settlement Date will be (i) approved for listing or quotation on the Exchange, subject to official notice of issuance and (ii) registered under the Exchange Act, and, when delivered by Barclays (or an affiliate of Barclays) to securities lenders from whom Barclays (or an affiliate of Barclays) borrowed Shares in connection with hedging its exposure to the Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Barclays or an affiliate of Barclays.  Accordingly, Counterparty agrees that, except to the extent that the Private Placement Procedures in Annex A apply, any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

7.              Termination on Bankruptcy:  The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, the Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code (as defined below) and that the Transaction and the obligations and rights of Counterparty and Barclays (except for any liability as a result of breach of any of the representations or warranties provided by Counterparty in Section 5 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Barclays, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs (a “Bankruptcy Termination Event”).

8.              Special Dividends:  If an ex-dividend date for a Special Dividend occurs on or after the Trade Date and on or prior to the Maturity Date (or, if later, the last date on which Shares are delivered by Counterparty to Barclays in settlement of the Transaction), Counterparty shall pay to Barclays on the earlier of (i) the date on which such Special Dividend is paid by the Issuer to holders of record of the Shares, (ii) the Designated Date where the Undesignated

16

Shares become equal to zero and (iii) the Maturity Date an amount, as determined by the Calculation Agent, in cash equal to the product of (a) per Share amount of such Special Dividend, and (b) the Remaining Amount on such ex-dividend date.  “Special Dividend” means any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an “extraordinary” dividend. “Remaining Amount” means, at any time, the sum of (i) the number of Undesignated Shares as of such time, (ii)(A) if any, the number of Designated Shares for any Designated Date occurring prior to such time for which the related Unwind Period has not been completed at such time minus (B) the number of Unwound Shares for such Unwind Period at such time and (iii) if any Aggregate Net Share Number or Net Share Settlement Number, as applicable, as of such time is (A) a positive number and (B) has not been delivered by Counterparty to Barclays pursuant to “Net Share Settlement” above, such Aggregate Net Share Number or Net Share Settlement Number, as applicable.

9.              Acceleration Events:

(a)         Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time following the occurrence of an Acceleration Event, Barclays (or, in the case of an Acceleration Event that is an Event of Default or a Termination Event, the party that would be entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate by notice to the other party any Scheduled Trading Day not earlier than the day such notice is effective to be the “Early Valuation Date” but which, in the case of an Acceleration Event that results from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, shall be the Scheduled Trading Day on which such proceeding is commenced (or, if not commenced on such a day, the following Scheduled Trading Day), in which case the provisions set forth in this Section 9 shall apply in lieu of Section 6 of the Agreement or Article 12 of the Equity Definitions.

(b)         If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be deemed to be a Designated Date for a Physical Settlement, and the number of Designated Shares for such Designated Date shall be the number of Undesignated Shares on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iv) below, the number of Designated Shares for such Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent; and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date for a Cash Settlement and in such case the aggregate net loss or cost reasonably determined by Barclays as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

(c)          If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall occur on the Early Valuation Date, (B) a settlement shall occur in respect of such Unwind Period, and the settlement method elected by Counterparty in respect of such settlement shall

17

apply, and (C) the number of Designated Shares for such settlement shall be deemed to be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be deemed to be an additional Designated Date for a Physical Settlement and (B) the number of Designated Shares for such additional Designated Date shall be the Remaining Amount on the Early Valuation Date; provided that in the case of an Acceleration Event of the type described in paragraph (e)(iv) below, the number of Designated Shares for such additional Designated Date shall be only such number of Designated Shares necessary so that such Acceleration Event shall no longer exist after such Physical Settlement, as determined by the Calculation Agent; and, provided, further, that in the case of an Acceleration Event of the type described in paragraph (e)(i) below and resulting from the commencement of any proceeding with respect to Counterparty under the Bankruptcy Code other than in a Bankruptcy Termination Event, the Early Valuation Date shall be deemed to be the last Unwind Date of an additional Unwind Period for a Cash Settlement and the number of Designated Shares for such settlement shall be deemed to be the Remaining Amount on the Early Valuation Date and in such case the aggregate net loss or cost reasonably determined by Barclays as of the related Early Valuation Date in connection with unwinding its Hedge Positions shall be added to the Forward Cash Settlement Amount (or, if an aggregate net gain is so determined, such gain shall be subtracted therefrom).

(d)         Notwithstanding the foregoing, in the case of an Early Valuation Date that occurs due to an announcement of a Nationalization or a Merger Event, if at the time of the related Settlement Date or Net Share Settlement Date, as applicable, the Shares have changed into cash or any other property or the right to receive cash or any other property, such cash, other property or right shall be deliverable instead of such Shares.

(e)          “Acceleration Event” means:

(i)        any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that would give rise to the right of either party to designate an Early Termination Date pursuant to Section 6 of the Agreement;

(ii)       the announcement of any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent;

(iii)      (x) A Loss of Stock Borrow or Hedging Disruption or (y) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable;

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(iv)     the declaration or payment by Counterparty of any Extraordinary Dividend;

(v)      the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days;

(vi)     the occurrence of an Excess Section 13 Ownership Position or Excess Regulatory Ownership Position; or

(vii)    the occurrence of the Maturity Date during an Unwind Period.

10.       Private Placement Procedures:  If either Barclays or Counterparty determines in good faith that Counterparty will be unable to comply with the covenant set forth in the second sentence of Section 6 of this Confirmation because of a change in law or a change in the policy of the Securities and Exchange Commission (“SEC”) or its staff (the “Staff”), or Barclays otherwise determines that in its reasonable opinion (based on the advice of counsel) any Shares to be delivered to Barclays by Counterparty hereunder may not be freely returned by Barclays or its affiliates to securities lenders as contemplated by Section 6 of this Confirmation (in either case without regard to exceptions therein), then delivery of any such Shares (the “Restricted Shares”) shall be effected pursuant to Annex A hereto, unless waived by Barclays.

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11.       Rule 10b5-1; Share Purchases by Barclays

(a)         The parties acknowledge that, following any election of Cash Settlement or Net Share Settlement by Counterparty, this Confirmation is intended to constitute a binding contract satisfying the requirements of Rule 10b5-1(c) of the Exchange Act and agree that this Confirmation shall be interpreted to comply with such requirements.

(b)         The times and prices at which Barclays (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Barclays’ good faith and commercially reasonable discretion.  Counterparty acknowledges that during any Unwind Period Counterparty does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares or any other transactions by Barclays (or its agent or affiliate) in connection with this Confirmation. Counterparty agrees that during any Unwind Period it will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares.

(c)          Counterparty hereby agrees with Barclays that during any Unwind Period Counterparty shall not communicate, directly or indirectly, any material non-public information (within the meaning of such term under Rule 10b5-1) to any employee of Barclays (or its agents or affiliates) who is directly involved with the hedging of, and trading with respect to, the Transaction.  Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of the Transaction must be effected in accordance with the requirements for the amendment or termination of a contract, instruction or plan under Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(d)         Following any election of Cash Settlement or Net Share Settlement by Counterparty, in addition to the representations, warranties and covenants in the Agreement and elsewhere in this Confirmation, Barclays represents, warrants and covenants to Counterparty that Barclays shall use commercially reasonable efforts, during any Unwind Period, to make all purchases of Shares in connection with such election in a manner that would comply with the limitations set forth in clauses (b)(1), (b)(2), (b)(3) and (b)(4) and (c) of Rule 10b-18, as if such rule were applicable to such purchases (and considering only such purchases when determining compliance with the foregoing provisions), after taking into account any applicable SEC no-action letters as appropriate, subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Barclays’ control; provided that, during any Unwind Period, the foregoing agreement shall not apply to purchases made to dynamically hedge for Barclays’ own account or the account of its affiliate(s) the optionality arising under in connection with such Settlement (including, for the avoidance of doubt, timing optionality); and provided, further, that, without limiting the generality of the first sentence of this paragraph (d), Barclays shall not be responsible for any failure to comply with Rule 10b-18(b)(3) to the extent any transaction that was executed (or deemed to be executed) by or on behalf of Counterparty or an “affiliated purchaser” (as defined under Rule 10b-18) pursuant to a separate agreement is not deemed to be an “independent bid” or an “independent transaction” for purposes of Rule 10b-18(b)(3).

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12.       Capped Number of Shares:  Notwithstanding any other provision of the Agreement or this Confirmation, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Confirmation a number of Shares greater than the Capped Number.  Counterparty represents and warrants to Barclays (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”).  In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 12 (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent, that (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions as of the Trade Date become no longer so reserved and (C) Counterparty authorizes any additional unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”).  Counterparty shall promptly notify Barclays of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable after such Share Issuance Event (or, if later, on the Settlement Date or the date of any Private Placement Settlement for which there are Deficit Shares), deliver such Shares.  Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Barclays as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or the “Transaction” under the Base Confirmation or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Barclays under the Transaction or the “Transaction” under the Base Confirmation.](2)

13.       Transfer, Assignment and Designation:

(a)         Notwithstanding any provision of the Agreement to the contrary, Barclays may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Barclays under the Transaction, in whole or part, to an affiliate of Barclays without the consent of Counterparty; provided that (i) no Event of Default, Potential Event of Default or Termination Event with respect to which Barclays or such affiliate is the Defaulting Party or an Affected Party, as the case may be, exists or would result therefrom, (ii) no Acceleration Event or other event giving rise to a right or responsibility to designate an Early Valuation Date or otherwise terminate or cancel the Transaction or to make an adjustment to the terms of the Transaction would result therefrom, and (iii) Counterparty shall not, as a result of such assignment or transfer, (A) be required to pay to Barclays or such affiliate an additional amount in respect of an Indemnifiable Tax, (B) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax as to which no additional amount is required to be paid, or (C) become subject to the jurisdiction of any state or country other than the United States of America.

(2)  To be deleted if the Capped Number is based on 19.9% of TSO.

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(b)         Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Barclays to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Barclays may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Barclays’s obligations in respect of the Transaction and any such designee may assume such obligations.  Barclays shall be discharged of its obligations to Counterparty to the extent of any such performance.

14.       Indemnity:  Counterparty agrees to indemnify Barclays and its affiliates and their respective directors, officers, agents and controlling parties (Barclays and each such affiliate or person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party, that arise out of, are in connection with, or relate to, the execution or delivery of this Confirmation by Counterparty, the performance by Counterparty of its obligations under the Transaction or any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement, and Counterparty will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Counterparty will not be liable under this Indemnity paragraph to the extent that any such loss, claim, damage, liability or expense resulted from an Indemnified Party’s gross negligence, bad faith or willful misconduct or Barclays’ breach of this Confirmation or the Agreement. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability not resulting from its gross negligence, bad faith or willful misconduct, provided that no person guilty of fraudulent misrepresentation shall be entitled to contribution.

15.       No Collateral; Netting; Setoff:

(a)         Notwithstanding any provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral.

(b)         If on any date any Shares would otherwise be deliverable under the Transaction or the Base Confirmation by Counterparty to Barclays and by Barclays to Counterparty, then, on such date, each party’s obligations to make delivery of such Shares will be automatically satisfied and discharged and, if the aggregate number of Shares that would otherwise have been deliverable by one party exceeds the aggregate number of Shares that would have otherwise been deliverable by the other party, replaced by an obligation upon the party by whom the larger aggregate number of Shares would have been deliverable to deliver to the other party the excess of the larger aggregate number over the smaller aggregate number.

(c)          The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of

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the obligation).  Y will give notice to the other party of any set-off effected under this Section 15.

(d)         Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency or into Shares, at the election of Y, at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency or Shares.  If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.  Nothing in this Section 15 shall be effective to create a charge or other security interest.  This Section 15 shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(e)          Notwithstanding anything to the contrary in the foregoing, Barclays agrees not to set off or net amounts due from Counterparty with respect to the Transaction against amounts due from Barclays (or its affiliate) to Counterparty with respect to contracts or instruments that are not Equity Contracts; provided, however, that, and notwithstanding any provision to the contrary set forth in this Confirmation or in the Agreement, Barclays may not use this provision or any other set-off or recoupment right under this Confirmation or the Agreement as a basis for any action under or nonperformance of its obligations under any loan, letter of credit or other borrowing arrangement with Counterparty as borrower and to which Barclays or any affiliate of Barclays is a participating lender, with respect to which the terms of such loan, letter of credit or other borrowing arrangement shall control.  “Equity Contract” means any transaction or instrument that does not convey to Barclays rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy.

16.       Delivery of Cash:  For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of the Transaction, except (i) as set forth under Section 8 above or (ii) in circumstances where the cash settlement thereof is within Counterparty’s control (including, without limitation, where Counterparty so elects to deliver cash or fails timely to deliver Shares in respect of such settlement).  For the avoidance of doubt, the preceding sentence shall not be construed as limiting any damages that may be payable by Counterparty as a result of a breach of or an indemnity under this Confirmation or the Agreement.

17.       Status of Claims in Bankruptcy:  Barclays acknowledges and agrees that this Confirmation is not intended to convey to Barclays rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Barclays’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further that nothing herein shall limit or shall be deemed to limit Barclays’s rights in respect of any transaction other than the Transaction.

18.       Limit on Beneficial Ownership:  Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall Barclays be entitled to receive, or be deemed to receive, Shares to the extent that, upon such receipt of such Shares, and after taking into account any Shares concurrently delivered by Seller under the Base Confirmation (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Barclays, any of its affiliates’ business units

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subject to aggregation with Barclays for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Barclays with respect to “beneficial ownership” of any Shares (collectively, “Barclays Group”) would be equal to or greater than 8.5% of the outstanding Shares (an “Excess Section 13 Ownership Position”) or (ii) Barclays, Barclays Group or any person whose ownership position would be aggregated with that of Barclays or Barclays Group (Barclays, Barclays Group or any such person, a “Barclays Person”) under Section 203 of the Delaware General Corporation Law (the “DGCL Takeover Statute”) or any state or federal bank holding company or banking laws, or other federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator, such as a state or federal banking regulator) of a Barclays Person under Applicable Laws (including, without limitation, “interested stockholder” or “acquiring person” status under the DGCL Takeover Statute) and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (ii), an “Excess Regulatory Ownership Position”).  If any delivery owed to Barclays hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Barclays gives notice to Counterparty that such delivery would not result in (x) Barclays Group directly or indirectly so beneficially owning in excess of 8.5% of the outstanding Shares or (y) the occurrence of an Excess Regulatory Ownership Position.

19.       Acknowledgements:

(a)         Counterparty acknowledges that:

(i)             During the term of the Transaction, Barclays and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction.

(ii)          Barclays and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers.

(iii)       Barclays shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Settlement Price.

(iv)      Any market activities of Barclays and its affiliates with respect to the Shares may affect the market price of the Shares, as well as any

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Settlement Price, each in a manner that may be adverse to Counterparty.

(v)         The Transaction is a derivative transaction; Barclays and its affiliates may purchase or sell Shares for their own account at prices that may be greater than, or less than, the prices paid or received by Counterparty under the terms of the Transaction.

(b)         The parties intend for this Confirmation to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of GS&Co. to Paula Dubberly of the Staff to which the Staff responded in an interpretive letter dated October 9, 2003.

(c)          The parties hereto intend for:

(i)             this Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, qualifying for the protections under Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code;

(ii)          the rights given to Barclays pursuant to “Acceleration Events” in Section 9 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract”, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code;

(iii)       Barclays to be a “financial institution” within the meaning of Section 101(22) of the Bankruptcy Code;

(iv)      any cash, securities or other property provided as performance assurance, credit support or collateral with respect to the Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code;

(v)         all payments for, under or in connection with the Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and

(vi)      any or all obligations that either party has with respect to this Confirmation or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

(d)         In addition to the representations and warranties in the Agreement and elsewhere in this Confirmation, Barclays represents and warrants to Counterparty that it is an “eligible contract participant” (as such term is defined in the Commodity Exchange Act, as amended) and an “accredited investor” (as defined in Section 2(a)(15)(ii) of the Securities Act) and that it is entering into the Transaction as principal and not for the benefit of any third party.

20.       Wall Street Transparency and Accountability Act.  In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a

25

termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Swap Definitions or Equity Definitions incorporated herein or the Agreement (including, but not limited to, rights arising from an Acceleration Event, Increased Cost of Hedging, Increased Cost of Stock Borrow, any condition described in clause (i) of Section 18, an Excess Regulatory Ownership Position or Illegality (as defined in the Agreement)).

21.       [RESERVED]

22.       [RESERVED]

23.       Notices:  For the purpose of Section 12(a) of the Agreement:

(a)         Address for notices or communications to Barclays:

Barclays Capital Inc.

745 Seventh Ave

New York, NY 10019

Attention: Paul Robinson

Fax: 917-522-0458

Phone:
Email:

with a copy to

Barclays Capital Inc.

745 Seventh Ave

New York, NY 10019

Attention: Legal Department, Equity Derivatives

(b)         Address for notices or communications to Counterparty:

Address:                                                 Jack Sullivan
Corporate Finance Director and Assistant Treasurer
Duke Energy Corporation
550 South Tryon Street
Charlotte, NC 28202
Telephone:
Email:

24.       Waiver of Right to Trial by Jury:  EACH OF COUNTERPARTY AND BARCLAYS HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE ACTIONS OF COUNTERPARTY AND BARCLAYS OR ANY OF THEIR AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

25.       Severability:  If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so

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modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to the Agreement; provided that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 of the Agreement to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

26.       Tax Disclosure:  Notwithstanding anything to the contrary herein, in the Equity Definitions or in the Agreement, and notwithstanding any express or implied claims of exclusivity or proprietary rights, the parties (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided by either party to the other relating to such tax treatment and tax structure.

27.       Schedule Provisions:

(a)                                   For so long as the Agreement is in the form of the 1992 ISDA Master Agreement, for purposes of Section 6(e) of the Agreement and this Transaction:

(i)                                             Loss will apply.

(ii)                                          The Second Method will apply.

(b)            The Termination Currency shall be USD.

(c)            Other:

The text beginning with the word “if” in Section 5(a)(i) of the Agreement shall be amended to read as follows: “if such failure is not remedied on or before the second Local Business Day after notice of such failure is given to the party.”

Cross Default: The provisions of Section 5(a)(vi) of the Agreement will apply to Barclays and will apply to Counterparty with a Threshold Amount of 3% of shareholders equity for each of Barclays and Counterparty (provided that, in each case, (a) the text “, or becoming capable at such time of being declared,” shall be deleted from Section 5(a)(vi)(1) of the Agreement and (b) the following provision shall be added to the end of Section 5(a)(vi) of the Agreement: “but a default under clause (2) above shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature, (y) funds were available to enable the party to make the payment when due and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay”).

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Barclays and will not apply to Counterparty.

(d)            Part 2(b) of the ISDA Schedule — Payee Representation:

For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Barclays:

Counterparty is a corporation established under the laws of the State of Delaware and is a U.S. person (as that term is defined in Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended).

For the purpose of Section 3(f) of the Agreement, Barclays makes the following representation to Counterparty:

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(A)           Each payment received or to be received by it in connection with the Agreement is effectively connected with its conduct of a trade or business within the United States; and

(B)           It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.

(e)            Part 3(a) of the ISDA Schedule — Tax Forms:

Party Required to Deliver Document

	Form/Document/Certificate	Date by which to be Delivered
Counterparty	A complete and duly executed United States Internal Revenue Service Form W-9 (or successor thereto.)

(i) Upon execution and delivery of the Agreement; (ii) promptly upon reasonable demand by Barclays; and (iii) promptly upon learning that any such Form previously provided by Counterparty has become obsolete or incorrect.

Barclays	A complete and duly executed United States Internal Revenue Service Form W-8ECI (or successor thereto.)	(i) Upon execution and delivery of the Agreement; and (ii) promptly upon learning that any such Form previously provided by Barclays has become obsolete or incorrect.

(f)            Section 2(c) will not apply to the Transaction.

(g)           Section 12(a)(ii) of the Agreement hereby is amended by deleting the text thereof and inserting “[Reserved]” in place of such text.  Section 12(b) of the Agreement hereby is amended by striking the word “telex” and the comma immediately preceding such word.  For the avoidance of doubt, the text “electronic messaging system” as used in Section 12 of the Agreement shall mean only electronic mail (also known as e-mail).

28.       Any calculation, adjustment, judgment or other determination made hereunder by Barclays or any of its affiliates with respect to the Transaction (including, for the avoidance of doubt, in its capacity as Calculation Agent) shall be furnished to Counterparty by Barclays on or prior to the effective date thereof or the effective date of any notice of an amount payable in respect thereof (including any such notice referenced in Section 6(d)(ii) of the Agreement), together with a report (in a commonly used file format for storage and manipulation of financial data but without disclosing any proprietary models of the Calculation Agent or other information that may be proprietary or subject to contractual, legal or regulatory obligations to not disclose such information) displaying in reasonable detail such calculation, adjustment judgment or other determination, as the case may be, and the basis therefor.

29.       “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any regulations issued thereunder (a “Section 871(m) Tax”) or (ii) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”).  For the avoidance of doubt, each of a Section 871(m) Tax and a FATCA

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Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

[Signature pages to follow.  Remainder of page intentionally left blank.]

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Yours sincerely,

BARCLAYS CAPITAL INC. ACTING AS AGENT
FOR BARCLAYS BANK PLC

By:

Confirmed as of the date first above written:

DUKE ENERGY CORPORATION

By:
Name:
Title:

SCHEDULE I

FORWARD PRICE REDUCTION DATES AND AMOUNTS

I-1

ANNEX A

PRIVATE PLACEMENT PROCEDURES

If Counterparty delivers Restricted Shares pursuant to Section 10 above (a “Private Placement Settlement”), then:

(a) the delivery of Restricted Shares by Counterparty shall be effected in accordance with customary private placement procedures for issuers comparable to Counterparty with respect to such Restricted Shares reasonably acceptable to Barclays.  Counterparty shall not take, or cause to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the sale by Counterparty to Barclays (or any affiliate designated by Barclays) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Barclays (or any such affiliate of Barclays);

(b)  as of or prior to the date of delivery, Barclays and any potential purchaser of any such Restricted Shares from Barclays (or any affiliate of Barclays designated by Barclays) identified by Barclays shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for similarly-sized private placements of equity securities for issuers comparable to Counterparty (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); provided that, prior to receiving or being granted access to any such information, any such potential purchaser may be required by Counterparty to enter into a customary non-disclosure agreement with Counterparty in respect of any such due diligence investigation;

(c)  as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Barclays (or any affiliate of Barclays designated by Barclays) in connection with the private placement of such Restricted Shares by Counterparty to Barclays (or any such affiliate) and the private resale of such Restricted Shares by Barclays (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities for issuers comparable to Counterparty, in form and substance commercially reasonably satisfactory to Barclays, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the mutual indemnification of, and contribution in connection with the liability of the parties and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all reasonable fees and expenses in connection with such resale, including all reasonable fees and expenses of counsel for Barclays, and shall contain representations, warranties, covenants and agreements of Counterparty customary for issuers comparable to Counterparty and reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and

(d)  in connection with the private placement of such Restricted Shares by Counterparty to Barclays (or any such affiliate) and the private resale of such Restricted Shares by Barclays (or any such affiliate), Counterparty shall, if so requested by Barclays, prepare, in cooperation with Barclays, a private placement memorandum customary for issuers comparable to Counterparty and in form and substance reasonably satisfactory to Barclays.

In the case of a Private Placement Settlement, Barclays shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Barclays hereunder and/or the applicable Daily Forward Price(s) in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Barclays and may only be saleable by Barclays at a discount to reflect the lack of transferability and liquidity in Restricted Shares based on actual charges incurred or discounts given.

A-1

If Counterparty delivers any Restricted Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Barclays and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall (so long as Barclays or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Barclays (or such affiliate of Barclays) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Barclays (or such affiliate of Barclays).

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SCHEDULE VI

Lynn J. Good

Melissa H. Anderson

Douglas F. Esamann

Dhiaa M. Jamil

Julia S. Janson

A.R. Mullinax

Lloyd M. Yates

Steven K. Young

Brian D. Savoy

Exhibit 1

DUKE ENERGY CORPORATION

LOCK-UP AGREEMENT

March 1, 2016

BARCLAYS CAPITAL INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters

c/o BARCLAYS CAPITAL INC.

745 Seventh Avenue

New York, NY 10019

Re:  Duke Energy Corporation—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Duke Energy Corporation, a North Carolina corporation (the “Corporation”), providing for a public offering (the “Public Offering”) of shares of the common stock (the “Common Stock”) of the Corporation (the “Shares”) pursuant to an automatic shelf Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the date (the “Cut-off Date”) 60 days after the date of the final Prospectus covering the public offering of the shares of Common Stock of the Corporation, the undersigned will not (i) directly or indirectly offer or sell (or grant any option or warrant to offer or sell), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Subject Shares (as defined below), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Subject Shares or such other securities, in cash or otherwise, or any options or warrants to purchase any Subject Shares, or any securities convertible into, exchangeable for or that represent the right to receive Subject Shares.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Subject Shares even if such Subject Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the undersigned’s Subject Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Subject Shares.

The term “Subject Shares” means (i) the shares of Common Stock, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Commission and (ii) shares of Common Stock acquired prior to the Cut-Off Date pursuant to any employee or director compensation plan of the Corporation or pursuant to any employee or shareholder investment plan of the Corporation.

Notwithstanding the foregoing, the undersigned may transfer the Subject Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree(s) to be bound in writing by the restrictions set forth herein, (ii) to any member of the immediate family of the undersigned provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, (iii) to any trust or foundation, provided that the trustee of the trust or foundation agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) to an entity controlled by the undersigned provided the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein, (v) pursuant to the laws of testamentary or intestate descent, provided that the transferee or transferees agree(s) to be bound in writing by the restrictions set forth herein or (vi) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned will have at the time the undersigned acquires each of the Subject Shares, and, except as contemplated by clause (i), (ii), (iii), (iv), (v) or (vi) above, for the duration of this Lock-Up Agreement will have, good and marketable title to such Subject Shares, free and clear of all liens, encumbrances, and claims whatsoever created by the undersigned. The undersigned also agrees and consents to the entry of stop transfer instructions with the Corporation in its capacity as transfer agent and registrar against the transfer of the Subject Shares except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned may not make any transfer of the Shares under clauses (i), (ii), (iii) or (iv) above if any filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required (or be made voluntarily) in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above).

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The undersigned understands that the Corporation and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

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